UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 22, 2008

Central Pacific Financial Corp.
(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.

220 South King Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 544-0500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
   Compensatory Arrangements of Certain Officers.

Effective December 31, 2008, Clayton Honbo, a member of the Board of Directors (the "Board") of Central Pacific Financial Corp. (the “Company”), will retire from the Board due to the Company's age 70 Board service limit.

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 22, 2008, the Board took action to amend the Bylaws of the Company to reduce the size of the Board from fourteen to twelve directors and to reduce the number of the Class I and Class III Directors from five to four members in each Class, all to be effective as of December 31, 2008.  As of August 1, 2008, the Company's Board has had one Class I Board vacancy due to the retirement of Clint Arnoldus.  Effective December 31, 2008, the Company will have one Class III Board vacancy due to the retirement of Mr. Honbo. Each of these vacancies will be eliminated by the reduction in the number of directors in each of these classes. The Company's Board currently has four Class II director positions, each of which is filled.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.3	Central Pacific Financial Corp. Board of Directors Resolution - Amendment of Bylaws dated December 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: December 22, 2008	By:	/s/ Ronald K. Migita
Ronald K. Migita
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.3	Central Pacific Financial Corp. Board of Directors Resolution - Amendment of Bylaws dated December 22, 2008.